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Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

        To my knowledge: the quarterly report on Form 10-QSB for the period ended January 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

March 16, 2004

/s/ James E. Alexander James E. Alexander, Chief Executive Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

        To my knowledge: the quarterly report on Form 10-QSB for the period ended January 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

March 16, 2004

/s/ John Sakys John Sakys, Chief Financial Officer

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  Exhibit 32
ISONICS CORPORATION Certification pursuant to 18 U.S.C. §1350 Principal Executive Officer
Certification pursuant to 18 U.S.C. §1350 Principal Financial Officer